Exhibit 10.3
[Form for Employees]
ATLANTICUS HOLDINGS CORPORATION
RESTRICTED STOCK AGREEMENT
PLAN: Atlanticus Holdings Corporation Amended and Restated 2014 Equity Incentive Plan
SHARES OF RESTRICTED STOCK:                      Shares
DATE OF GRANT:
THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), made and entered into this              day of              , 20   , by and between ATLANTICUS HOLDINGS CORPORATION, a Georgia corporation (“Atlanticus”), and                  (the “Grantee”);
W I T N E S S E T H:
WHEREAS, the Atlanticus Holdings Corporation Amended and Restated 2014 Equity Incentive Plan (the “Plan”) has been adopted by Atlanticus; and
WHEREAS, the Plan authorizes the Compensation Committee (“Committee”) to cause Atlanticus to enter into a written agreement with the Grantee setting forth the form and the amount of any award and any conditions and restrictions of the award imposed by the Plan and this Agreement; and
WHEREAS, the Committee desires to make an award to the Grantee consisting of shares of Restricted Stock.
NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, including that provided under any non-compete or similar agreement, the receipt and sufficiency of which are hereby acknowledged, Atlanticus and the Grantee hereby agree as follows:
1. General Definitions. Any capitalized terms herein shall have the meaning set forth in the Plan, and, in addition, for purposes of this Agreement, each of the following terms, when used herein, shall have the meaning set forth below:
(a) “Atlanticus” shall mean Atlanticus Holdings Corporation.
(b) “Common Stock” shall mean the common stock of Atlanticus, no par value per share.
(c) “Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.
(d) “Restricted Shares” shall mean the number of shares of Common Stock set forth on page 1 of this Agreement.
(e) “Tax Withholding” shall mean the amount that Atlanticus determines is required under applicable federal, state or local law to be withheld and paid over to governmental taxing authorities by reason of the vesting of shares of Common Stock or a Section 83(b) election with respect to such shares of Common Stock.
(f) “Vesting Date” shall mean the date that all conditions and restrictions imposed upon the Restricted Shares granted in accordance with this Agreement, including vesting pursuant to Section 3, are completely satisfied.
2. Grant of Shares. Upon the terms and subject to the conditions and limitations hereinafter set forth, the Grantee has been awarded the Restricted Shares. Until the Vesting Date, the Restricted Shares shall be non-transferable and subject to risk of forfeiture, except as provided in the Plan. Subject to Section 4, after the Vesting Date the Restricted Shares shall be reissued to the Grantee as unlegended shares of Common Stock. Until the Vesting Date the Restricted Shares shall be held by Atlanticus on behalf of the Grantee. Any Restricted Shares that do not or cannot vest pursuant to Section 3 shall be forfeited to Atlanticus.
3. Vesting. Subject to the terms, conditions, and limitations set forth herein, the Vesting Date for the Restricted Shares shall occur on [the third anniversary of the effective date of the grant set forth above (and on such date the Restricted Shares shall become 100% vested)], provided that the Grantee is a full-time employee of Atlanticus (or one of its Affiliates) from the Date of Grant through the applicable date. [Provided that the Grantee is a full-time employee of Atlanticus (or one of its Affiliates) at the time of a “Change in Control,” any Restricted Shares that theretofore have not vested shall immediately vest upon a “Change in Control.”]
Notwithstanding the foregoing, any Restricted Shares that theretofore have not vested shall immediately vest upon termination by Atlanticus (or its Affiliates) of Grantee’s employment other than for Cause or in the case of death or Disability of Grantee. A transfer of Grantee from Atlanticus to a subsidiary or vice versa shall not constitute a termination for these purposes.
Upon vesting Atlanticus shall retain (or if it is not then holding the shares, receive) shares of Common Stock having a Fair Market Value, at the time of vesting, equal to the Tax Withholding, unless prior to the Vesting Date the Grantee has made arrangements satisfactory to Atlanticus regarding the payment of the Tax Withholding. The Grantee is permitted to make an election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under similar laws with respect to the Restricted Shares in accordance with Section 18.05 of the Plan. In the event Grantee makes a permissible Section 83(b) election with respect to Restricted Shares, the Grantee is required to pay the tax withholding to Atlanticus in cash.
4. Transfer Subject to Compliance with Securities Laws. Notwithstanding the vesting of any Restricted Shares, Grantee shall not be entitled to transfer any Restricted Shares except in compliance with applicable securities laws.

5. No Right to Continued Employment. The grant evidenced hereby does not confer upon the Grantee the right to continued employment with Atlanticus or any Affiliate, nor shall it interfere with the right of Atlanticus or any Affiliate to terminate his or her employment at any time.
6. Miscellaneous.
(a) The terms of this Agreement shall be binding upon and shall inure to the benefit of any successors or assigns of Atlanticus and of the Grantee.
(b) The Grantee shall be entitled to vote and to receive dividends with respect to any Restricted Shares unless and until such time as such Restricted Shares are forfeited.
(c) This grant has been made pursuant to the Plan and shall be subject to, and governed by, the terms and provisions thereof. The Grantee hereby agrees to be bound by all the terms and provisions of the Plan. In the event of any conflict between the terms of the Plan and this Agreement, the provisions of the Plan shall govern.
(d) This grant is intended to be a Non-409A Award under the Plan.
(e) This Agreement shall be governed by the laws of the State of Georgia.

IN WITNESS WHEREOF, Atlanticus and the Grantee have executed this Agreement as of the day and year first above written.

ATLANTICUS HOLDINGS CORPORATION

By:
Its:
GRANTEE: